UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio		43935-0010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2016, Director Terry A. McGhee delivered written notice to the Registrant’s Board of Directors indicating his intention to retire from the Board effective January 1, 2017. Mr. McGhee has been a valued member of the Company’s Board of Directors since 2001.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the applicable provisions of the Registrant’s Amended and Restated Code of Regulations (the “Code”) and the Ohio Revised Code which authorize the Board of Directors to adopt amendments to the Code, on November 16, 2016 the Board unanimously approved an amendment to section 6 of the Code (the “Amendment”) to expand the permissible number of members of the Company’s Board of Directors from no less than five and no more than twenty-five to no less than four and no more than twenty-five, the effectiveness of such Amendment to coincide with the retirement of Terry A. McGhee on January 1, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

3.2	Code of Regulations of United Bancorp, Inc., amended and restated effective January 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2016	UNITED BANCORP, INC.

/s/ Scott A. Everson
Scott A. Everson
President & Chief Executive Officer